Exhibit 99.2 - Part II, Item 1 of Tremont's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1994 (File No. 1-10126).



                           PART II.  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

    Reference is made to the 1993 Annual Report and the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1994 for descriptions of certain legal proceedings.


Tremont and consolidated subsidiaries

    Discovery is proceeding in the previously-reported matter of Alan Russell Kahn v. Tremont Corporation, et al.